Exhibit 99.6

PHOTRONICS, INC.
Reconciliation of GAAP to Non-GAAP Financial Information (cont.)
(in thousands)
(Unaudited)

Reconciliation of Net cash provided by operating activities to Free Cash Flow

	Six Months ended	Year ended
	April 30, 2023	October 31, 2022	October 31, 2021	Target Model Two-year Horizon

GAAP Net cash provided by operating activities	$109,677	$275,187	$150,772	$350,000 - 400,000

Purchases of property, plant and equipment	(57,728)	(112,338)	(109,099)	(100,000)

Free Cash Flow	$51,949	$162,849	$41,673	$250,000 - 300,000

Reconciliation of Free Cash flow to LTM Free Cash Flow:

Free Cash Flow

Six Months ended April 30, 2023	$51,949

Year-ended October 31, 2022	162,849

Six Months ended May 1, 2022	(68,480)

LTM April 30, 2023	$146,318

Reconciliation of  Cash and cash equivalents  to Net Cash:

		As of
	April 30, 2023	October 31, 2022	May 1, 2022

Cash and cash equivalents	$367,485	$319,680	$329,282

Current portion of Long-term debt	(7,017)	(10,024)	(12,410)

Long-term Debt	(21,322)	(32,310)	(70,138)

Net Cash	$339,146	$277,346	$246,734